UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
FOOTHILLS RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	98-0339560
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4540 California Avenue, Suite 550 Bakersfield, California (Address of Principal Executive Offices)	93309 (Zip Code)
Foothills Resources, Inc. 2006 Equity Incentive Plan
Foothills Resources, Inc. 2007 Equity Incentive Plan
(Full title of the plans)
Dennis B. Tower
Chief Executive Officer
Foothills Resources, Inc.
4540 California Avenue, Suite 550
Bakersfield, California 93309
(Name and address of agent for service)
(661) 716-1320
(Telephone number, including area code, of agent for service)
Copies to:
C.N. Franklin Reddick III, Esq.
Akin Gump Strauss Hauer & Feld LLP
2029 Century Park East, Suite 2400
Los Angeles, California 90067
(310) 229-1000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

	Amount to be		Proposed maximum	Proposed maximum	Amount of
Title of securities to be registered	registered(1)		offering price per share(4)	aggregate offering price(4)	registration fee(4)
Common Stock $0.001 par value	2,000,000	(2)	$0.405	$810,000	$31.83
Common Stock $0.001 par value	5,000,000	(3)	$0.405	$2,025,000	$79.58
Total	7,000,000			$2,835,000	$111.41

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction of or by the registrant which results in an increase in the number of the registrant’s outstanding shares of common stock or shares issuable pursuant to awards granted under the Plans.

(2)	Represents the maximum number of shares of Common Stock issuable pursuant to awards under the Foothills Resources, Inc. 2006 Equity Incentive Plan.

(3)	Represents the maximum number of Common Stock issuable pursuant to awards under the Foothills Resources, Inc. 2007 Equity Incentive Plan.

(4)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended. The above calculation is based on the average of the bid and ask price of the Common Stock reported on the Over the Counter Bulletin Board Exchange on July 2, 2008.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Foothills Resources, Inc. prepared this registration statement (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) to register an aggregate of 7,000,000 shares of our common stock which may be issued pursuant to the Foothills Resources, Inc. 2006 Equity Incentive Plan, adopted March 2, 2006 and the Foothills Resources, Inc. 2007 Equity Incentive Plan, adopted May 30, 2007 (collectively, the “Plans”). All information required by Part I to be contained in the Section 10(a) prospectus will be sent or given to participants in the Plans, as specified by Rule 428(b)(1), and is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed by Foothills Resources, Inc. (the “Company,” “us” or “we”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(a)	Annual Report on Form 10-KSB for the year ended December 31, 2007 (filed March 28, 2008);

(b)	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 (filed May 15, 2008);

(c)	Current Report on Form 8-K filed May 22, 2008;

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2007; and

(e)	The description of the Company’s common stock, par value $0.001 per share (“Common Stock”), set forth under the heading “Description of Securities” in the Registration Statement on Form SB-2 filed with the Commission on April 27, 2001, as thereafter amended and supplemented, including amendments or supplements thereto set forth in any form of prospectus filed pursuant to Rule 424(b) under the Securities Act.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this registration statement and are part of this registration statement from the date of the filing of those documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes this statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.
     Not applicable. The securities to be offered are registered under Section 12 of the Exchange Act.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Subsection (1) of Section 78.7502 of the Nevada General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees), judgment, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
     Subsection (2) of Section 78.7502 of the Nevada General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1) enumerated above, against expenses (including amounts paid in settlement and attorney’s fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.
     Subsection (3) of Section 78.7502 of the Nevada General Corporation Law provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsection (1) and (2) or in the defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therein.
     Our articles of incorporation (i) eliminates the personal liability of our directors and officers except for acts or omission which involve intentional misconduct, fraud or a knowing violation of a law or the unlawful payment of distributions and (ii) provide for the indemnification of our directors and officers to the fullest extent permitted by the Nevada General Corporation Law. Our bylaws allow for the Company to indemnify the directors and officers.
     In addition, we have purchased insurance pursuant to which our directors and officers are insured against liability which they may incur in their capacity as such.
Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The documents listed hereunder are filed as exhibits hereto.

Exhibit No.	Exhibit Description

4.1	Foothills Resources, Inc. 2006 Equity Incentive Plan.

4.2	Foothills Resources, Inc. 2007 Equity Incentive Plan.

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1	Consent of Brown Armstrong Paulden McCown Starbuck Thornburgh & Keeter LLP.

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page of this registration statement).
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof;
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering; and
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bakersfield, State of California, on this 3rd day of July 2008.

FOOTHILLS RESOURCES, INC.
By:	/s/ W. Kirk Bosché
W. Kirk Bosché
Chief Financial Officer, Principal Financial Officer, Secretary

POWER OF ATTORNEY
     Each person whose signature appears below hereby severally constitutes and appoints Dennis B. Tower and W. Kirk Bosché, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file a new registration statement under Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dennis B. Tower Dennis B. Tower	Chairman of the Board and Chief Executive Officer	July 3, 2008

/s/ W. Kirk Bosché W. Kirk Bosché	Chief Financial Officer, Principal Financial Officer, Secretary	July 3, 2008

/s/ John L. Moran John L. Moran	President	July 3, 2008

/s/ John A. Brock John A. Brock	Director	July 3, 2008

/s/ Frank P. Knuettel Frank P. Knuettel	Director	July 3, 2008

/s/ David A. Melman David A. Melman	Director	July 3, 2008

/s/ Christopher P. Moyes
Christopher P. Moyes	Director	July 3, 2008

EXHIBIT INDEX

Exhibit
No.	Exhibit Description

4.1	Foothills Resources, Inc. 2006 Equity Incentive Plan.*

4.2	Foothills Resources, Inc. 2007 Equity Incentive Plan.*

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.*

23.1	Consent of Brown Armstrong Paulden McCown Starbuck Thornburgh & Keeter LLP.*

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included as part of the signature page of this registration statement).*

*	Filed herewith